Exhibit 10.22

URANIUM RESOURCES, INC.

CODE OF ETHICS AND BUSINESS CONDUCT

March 2003

PURPOSE

The Code of Ethics and Business Conduct of Uranium Resources, Inc. contains the specific Corporate Policies adopted by the Board of Directors that relate to the legal and ethical standards of conduct of employees and agents of the Company and set forth the Company’s expectations as to the legal and ethical nature of conduct of the Company’s employees and agents while acting on the Company’s behalf.

It is designed, implemented and enforced so as to be effective in preventing and detecting criminal conduct.

DEFINITIONS

As used in the Code of Ethics and Business Conduct:

“Company” means Uranium Resources, Inc., a Delaware corporation, its divisions, subsidiaries and successors.

“High Level Personnel” means individuals who have substantial control over the Company or who have a substantial role in policy-making within the Company, including directors, executive officers and individuals in charge of a major business or functional unit of the Company, such as sales, administration or finance.

“Laws” means laws, rules and regulations of governmental agencies and authorities.

“Board” means the Board of Directors of the Company.

POLICY

A. Standards of Conduct.

It is the Company’s policy to observe and comply with all Laws applicable to it or the conduct of its business wherever located. In some situations, the applicable Law of the United States may conflict with the applicable Law of another country. In such cases, the Company will endeavor to resolve such conflict following the guidance of its legal counsel. Where such a conflict cannot be resolved, the applicable Law of the United States will be observed and complied with by the Company.

The Code of Ethics and Business Conduct applies to agents of the Company as well as its employees. The Code of Ethics and Business Conduct sets forth specific Corporate Policies governing the conduct of the business of the Company. These policies were developed and are intended to be applied in good faith with reasonable business judgment to enable the Company to achieve its operating and financial goals within the framework of the Law. It is the personal responsibility of each employee and agent of the Company to adhere to the standards and restrictions, whether imposed by Law or the Code of Ethics and Business Conduct, applicable to his or her assigned duties and responsibilities and to conduct himself or herself accordingly. Such standards and restrictions require each employee and agent to avoid any activities that would involve the Company in any practice that is not in compliance with the Code of Ethics and Business Conduct. Any employee or agent who does not adhere to such standards and restrictions is acting outside the scope of his or her employment or agency. Beyond legal compliance, all Company employees and agents are expected to observe high standards of business and personal ethics in the discharge of their assigned duties and responsibilities. This requires the practice of honesty and integrity in every aspect of dealing with other Company employees, the public, the business community, stockholders, customers, suppliers and governmental and regulatory authorities.

IT IS THE POLICY OF THE COMPANY NOT TO DISCRIMINATE AGAINST EMPLOYEES, STOCKHOLDERS, DIRECTORS, OFFICERS, CUSTOMERS OR SUPPLIERS ON ACCOUNT OF RACE, COLOR, AGE, SEX, RELIGION OR NATIONAL ORIGIN EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. ALL OF SUCH PERSONS SHALL BE TREATED WITH DIGNITY AND RESPECT AND THEY SHALL NOT BE UNREASONABLY INTERFERED WITH IN THE CONDUCT OF THEIR DUTIES AND RESPONSIBILITIES.

B. Administration of Code of Ethics and Business Conduct.

The Code of Ethics and Business Conduct of the Company shall be administered as follows:

1. Scope of Code of Ethics and Business Conduct.

The Board shall, periodically, in light of the experience of the Company, review the Code of Business Conduct, and when necessary or desirable, make appropriate changes (i) to ensure its continued conformance to applicable Law, (ii) to ensure that it meets or exceeds industry standards, and (iii) to ensure that any weaknesses revealed through monitoring, auditing and reporting systems are eliminated or corrected.

2. Allocations of Responsibility.

The Board shall be responsible for the administration of the Code of Ethics and Business Conduct. The Board shall establish such procedures as it shall deem necessary or desirable in order to discharge this responsibility. Such procedures shall provide for obtaining advice of legal counsel where appropriate. In discharging these responsibilities, the Board may delegate authority to such committees, officers and other employees and may engage such agents and advisors as it shall deem necessary or desirable.

3. Delegation of Substantial Discretionary Authority.

No employee of the Company shall delegate substantial discretionary authority to any individual who such employee knows, or through the exercise of due diligence should know, has a propensity to engage in illegal activities.

a. For this purpose, persons with “substantial discretionary authority” include (i) High Level Personnel, (ii) individuals who exercise substantial supervisory authority, such as a plant manager or a sales manager, and (iii) any other individuals who, although not a part of the Company’s management, nevertheless exercise substantial discretion when acting within the scope of their authority (for example, an individual with authority to negotiate or set price levels or an individual authorized to negotiate or approve significant contracts).

b. The Board, in administering the Code of Business Conduct, shall consider, adopt and promulgate guidelines regarding procedures to ascertain a “propensity to engage in illegal activities.”

4. Communication of Policies.

To ensure the continued dissemination and communication of the Code of Ethics and Business Conduct, the Board shall take, or cause to be taken, reasonable steps to communicate effectively the standards and procedures included in the Code of Business Conduct to employees and agents of the Company.

5. Monitoring and Auditing.

The Board shall take reasonable steps to monitor and audit compliance with the Code of Business Conduct, including the establishment of monitoring and auditing systems that are reasonably designed to detect conduct in violation of the Code of Ethics and Business Conduct by employees and agents of the Company.

a. The information developed by the Company’s independent accountants in performing their engagement by the Company and by its internal auditors in the performance of their assigned responsibilities shall be made available to the Board in its capacity as administrator of the Code of Business Conduct as a means of monitoring and auditing compliance with the Code of Ethics and Business Conduct.

b. The results of the periodic health, safety and environmental audits of the Company’s facilities shall be made available to the Board in its capacity as the administrator of the Code of Ethics and Business Conduct as a means to monitor and audit compliance with the Code of Ethics and Business Conduct.

6. Board Committees.

Legal counsel shall report to the Audit Committee of the Board of Directors, at least once each year, regarding the general effectiveness of the Code of Ethics and Business Conduct. The Chief Health, Safety and Environmental Officer shall report to the Environment, Health and Safety Committee of the Board of Directors at least once each year regarding the environmental, health and safety performance of the Company as it relates to the Code of Ethics and Business Conduct.

7. Reporting System.

The Board shall establish a reporting system that will allow violations of the Code of Ethics and Business Conduct to be reported and acted upon by officers or other employees of the Company with sufficient authority to deal objectively with the reported matters. The existence and nature of the reporting system shall be communicated to all employees and, to the extent appropriate, to agents of the Company. It shall be a violation of this Corporate Policy to intimidate or impose any form of retribution on any employee or agent who utilizes such reporting system in good faith to report suspected violations (except that appropriate action may be taken against such employee or agent if such individual is one of the wrongdoers).

8. Investigation of Violations.

If, through operation of the Company’s compliance monitoring and auditing systems or its violation reporting systems or otherwise, the Company receives information regarding an alleged violation of the Code of Ethics and Business Conduct, the person or persons authorized by the Board to investigate alleged violations of the Code of Ethics and Business Conduct shall, as appropriate, in accordance with procedures established by the Board:

a. evaluate such information as to gravity and credibility;

b. initiate an informal inquiry or a formal investigation with respect thereto;

c. prepare a report of the results of such inquiry or investigation, including recommendations as to the disposition of such matter;

d. make the results of such inquiry or investigation available to the Board of Directors for action (including disciplinary action by the Board); and

e. recommend changes in the Code of Ethics and Business Conduct necessary or desirable to prevent further similar violations.

The Company may disclose the results of investigations to law enforcement agencies.

9. Disciplinary Measures.

The Company shall consistently enforce its Code of Ethics and Business Conduct through appropriate means of discipline. Pursuant to procedures adopted by it, the Board shall determine whether violations of the Code of Ethics and Business Conduct have occurred and, if so, shall determine the disciplinary measures to be taken against any employee or agent of the Company who has so violated the Code of Ethics and Business Conduct. The disciplinary measures, which may be invoked at the discretion of the Board, include, but are not limited to, counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

Persons subject to disciplinary measures shall include, in addition to the violator, others involved in the wrongdoing such as (i) persons who fail to use reasonable care to detect a violation, (ii) persons who if requested to divulge information withhold material information regarding a violation, and (iii) supervisors who approve or condone the violations or attempt to retaliate against employees or agents for reporting violations or violators.

10. Documentation.

Subject to the applicable document retention program, the Company shall document its compliance efforts and results to evidence its commitment to comply with the standards and procedures set forth above.

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